Exhibit (a)(13)

CERTIFICATE

The undersigned hereby certifies that she is the Secretary of Morgan Stanley Multi Cap Growth Trust (the “Trust”), an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts, that annexed hereto is an Amendment to the Declaration of Trust duly adopted by the Trustees of the Trust on December 5, 2018, as provided in Section 9.3 of the Declaration of Trust of the Trust, said Amendment to take effect on February 11, 2019, and I do hereby further certify that such Amendment has not been amended and is on the date hereof in full force and effect.

Dated this 5th day of December 2018

/s/ Mary E. Mullin
Mary E. Mullin
Secretary

AMENDMENT

Dated:                  December 5, 2018

To be Effective:    February 11, 2019

TO

MORGAN STANLEY MULTI CAP GROWTH TRUST

DECLARATION OF TRUST

DATED

October 16, 1995

AMENDMENT TO THE DECLARATION OF TRUST OF

MORGAN STANLEY MULTI CAP GROWTH TRUST

WHEREAS, Morgan Stanley Multi Cap Growth Trust (the “Trust”) was established by the Declaration of Trust, dated October 16, 1995, as amended from time to time (the “Declaration”), under the laws of the Commonwealth of Massachusetts;

WHEREAS, Section 9.3 of the Declaration provides that the Trustees may amend the Declaration without the vote or consent of Shareholders to change the name of the Trust; and

WHEREAS, the Trustees of the Trust have deemed it advisable to redesignate the Trust as the Morgan Stanley Insight Fund, such change to be effective on February 11, 2019;

NOW, THEREFORE:

I.       Section 1.1 of Article I of the Declaration is hereby amended so that such Section shall read in its entirety as follows:

Section 1.1.  Name.  The name of the Trust created hereby is the Morgan Stanley Insight Fund and so far as may be practicable the Trustees shall conduct the Trust’s activities, execute all documents and sue or be sued under that name, which name (and the word “Trust” whenever herein used) shall refer to the Trustees as Trustees, and not as individuals, or personally, and shall not refer to the officers, agents, employees or Shareholders of the Trust.  Should the Trustees determine that the use of such name is not advisable, they may use such other name for the Trust as they deem proper and the Trust may hold its property and conduct its activities under such other name.

II.       Subsection (p) of Section 1.2 of Article I of the Declaration is hereby amended so that such Subsection shall read in its entirety as follows:

(p)  “Trust” means the Morgan Stanley Insight Fund.

III.      The Trustees of the Trust hereby reaffirm the Declaration, as amended, in all respects.

IV.      The undersigned hereby certify that this Amendment has been duly adopted in accordance with the provisions of the Declaration.

V.       This Amendment may be executed in more than one counterpart, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

IN WITNESS THEREOF, the undersigned, the Trustees of the Trust, have executed this Amendment this 5th day of December, 2018.

/s/ Frank L. Bowman Frank L. Bowman, as Trustee, and not individually c/o Perkins Coie LLP Counsel to the Independent Trustees 30 Rockefeller Plaza New York, NY 10112	/s/ Kathleen A. Dennis Kathleen A. Dennis, as Trustee, and not individually c/o Perkins Coie LLP Counsel to the Independent Trustees 30 Rockefeller Plaza New York, NY 10112
/s/ Nancy C. Everett Nancy C. Everett, as Trustee, and not individually c/o Perkins Coie LLP Counsel to the Independent Trustees 30 Rockefeller Plaza New York, NY 10112	/s/ Jakki L. Haussler Jakki L. Haussler, as Trustee, and not individually c/o Perkins Coie LLP Counsel to the Independent Trustees 30 Rockefeller Plaza New York, NY 10112
/s/ Manuel H. Johnson Dr. Manuel H. Johnson, as Trustee, and not individually c/o Johnson Smick International, Inc. 220 I St. NE, Suite 200 Washington, D.C. 20002	/s/ Joseph J. Kearns Joseph J. Kearns, as Trustee, and not individually c/o Kearns & Associates LLC 46 E. Peninsula Center #385 Rolling Hills Estates, CA 90274-3712
/s/ Michael F. Klein Michael F. Klein, as Trustee, and not individually c/o Perkins Coie LLP Counsel to the Independent Trustees 30 Rockefeller Plaza New York, NY 10112	/s/ Patricia Maleski Patricia Maleski, as Trustee, and not individually c/o Perkins Coie LLP Counsel to the Independent Trustees 30 Rockefeller Plaza New York, NY 10112
/s/ Michael E. Nugent Michael E. Nugent, as Trustee, and not individually c/o Morgan Stanley Investment Management 522 Fifth Avenue New York, NY 10036	/s/ W. Allen Reed W. Allen Reed, as Trustee, and not individually c/o Perkins Coie LLP Counsel to the Independent Trustees 30 Rockefeller Plaza New York, NY 10112
/s/ Fergus Reid Fergus Reid, as Trustee, and not individually c/o Joe Pietryka, Inc. 85 Charles Colman Blvd. Pawling, NY 12564